Exhibit 10.5
ARLO TECHNOLOGIES, INC.
2018 EQUITY INCENTIVE PLAN

NOTICE OF GRANT OF RESTRICTED STOCK UNITS
(Non-Employee Director)

Unless otherwise defined herein, the terms defined in the Arlo Technologies, Inc. 2018 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Notice of Grant of Restricted Stock Units (the “Notice of Grant”) and in the Terms and Conditions of the Restricted Stock Units, attached hereto as Exhibit A (the “Agreement”).

FIRST NAME, LAST NAME
ADDRESS LINE 1
ADDRESS LINE 2
ADDRESS LINE 3
CITY, STATE, ZIP CODE
COUNTRY

You have been granted the right to receive Restricted Stock Units, subject to the terms and conditions of the Plan, this Notice of Grant and the Agreement, as follows:

Date of Grant [___]
Total Number of Restricted Stock Units [___]

Vesting Schedule:

One Hundred Percent (100%) of the Restricted Stock Units will vest and be issued to the participant named above (the “Participant”) on the date of the Company’s next Annual Meeting of Stockholders that is held after the Vesting Commencement Date, provided that the Participant continues to serve as member of the Arlo Technologies, Inc. Board of Directors (a “Service Provider”) until such date (the “Vesting Schedule”).

Accelerated Vesting:

Notwithstanding the previous sentence, in the event that Participant ceases to be a Service Provider due to death or Disability, the Restricted Stock Units will immediately vest in full.

In the event Participant ceases to be a Service Provider for any or no reason (excluding death or Disability) before Participant vests in the Restricted Stock Units, Participant’s right to acquire any Shares hereunder will immediately terminate. If Participant does not accept the Restricted Stock Units prior to the first anniversary of the Vesting Commencement Date, all Restricted Stock Units may be forfeited in its entirety and neither Participant nor the Company (or its Affiliates) shall have any rights or obligations under the Plan, the Agreement or this Notice of Grant or any right to any equivalent amounts or payments in lieu of the Restricted Stock Units.

Upon a Change in Control, the Participant will fully vest in the Restricted Stock Units and all restrictions on the Restricted Stock Units will lapse.

By Participant’s acceptance of the Restricted Stock Units and/or the underlying shares of common stock of Arlo Technologies, Inc. (“Shares”) corresponding thereto, Participant and Arlo Technologies, Inc. (the “Company”) agree that the Restricted Stock Units are granted under and governed by the terms and conditions of the Plan and the Agreement, all of which are made a part of this document.

* * * * *

Exhibit 10.5
Exhibit A

TERMS AND CONDITIONS OF THE RESTRICTED STOCK UNITS

1.Grant. The Company hereby grants to Participant named in the Notice of Grant the number of Restricted Stock Units set forth in the Notice of Grant (the “Restricted Stock Units”), subject to all of the terms and conditions in this Agreement, including the Notice of Grant and the Plan, which are incorporated herein by reference. Subject to Section 20 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail.

2.Company’s Obligation to Pay.

a.General. Subject to Section 2(c), each Restricted Stock Unit represents the right to receive a Share on the date it vests, including to the limited extent permitted under Section 7(b) for satisfying any withholding obligation for income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”). Unless and until the Restricted Stock Units will have vested in the manner set forth in Sections 3, 4 or 7, Participant will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

b.Timing of Payment - General. Any Restricted Stock Units that vest in accordance with Sections 3 or 4 will be paid to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares, subject to Participant satisfying any applicable Tax-Related Items withholding obligations as set forth in Section 7. Subject to the provisions of Section 2(c), such vested Restricted Stock Units will be paid in Shares as soon as practicable after vesting, but in each such case by the fifteenth (15th) day of the third (3rd) month of the calendar year following the calendar year in which the Restricted Stock Units vest.

c.Timing of Payment - Section 409A.

i.Payment if Deferred Compensation under Section 409A. For U.S. taxpayers, if the Restricted Stock Units are considered to be “deferred compensation” within the meaning of Section 409A (as defined in Section 2(c)(iii) hereof), then except as necessary to satisfy any Tax-Related Items withholding obligations as set forth in Section 7, the vested Restricted Stock Units will be paid upon the earliest of (A) the dates provided in the Vesting Schedule, (B) Participant’s “separation from service” within the meaning of Section 409A, (C) Participant’s death, (D) Participant’s “disability” within the meaning of Section 409A, or (E) a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5).

ii.Specified Employee Under Section 409A. Notwithstanding anything in the Plan or this Agreement to the contrary, if (A) the Restricted Stock Units are considered deferred compensation subject to Section 409A, (B) the Restricted Stock Units are payable upon a “separation from service” within the meaning of Section 409A, as determined by the Company in accordance with Section 409A, and (C) Participant is a “specified employee” within the meaning of Section 409A at the time of such separation from service, then the payment of such Restricted Stock Units will not be made until the earlier of (x) the date six (6) months and one (1) day following the date of Participant’s separation from service and (y) Participant’s death, to the extent necessary to avoid a prohibited acceleration under Section 409A.

iii.Section 409A. For purposes of this Agreement, “Section 409A” means Section 409A of the Code and the final Treasury Regulations and U.S. Internal Revenue Service guidance thereunder, as each may be amended from time to time. It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the Restricted Stock Units provided under this Agreement or Shares payable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. It is understood that Section 409A is applicable to U.S. taxpayer Participants only. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify this Agreement as may be necessary to ensure that all vesting or payouts provided under this Agreement are made in a manner that complies with Section 409A or to mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A if compliance is not practical; provided, however, that nothing in this Section 2(c)(iii) creates an obligation on the part of the Company to modify the terms of this Agreement or

Exhibit 10.5
the Plan, and the Company makes no representation that the terms of Restricted Stock Units will comply with Section 409A or that payments under the Restricted Stock Units will not be subject to taxes, interest and penalties or other adverse tax consequences under Section 409A. In no event whatsoever shall the Company or any of its affiliates be liable to any party for any additional tax, interest or penalties that may be imposed on Participant or any other person by Section 409A or any damages for failing to comply with Section 409A.

3.Vesting Schedule. Except as provided in Sections 4 and 7, and subject to Section 5, the Restricted Stock Units awarded by this Agreement will vest as set forth in the Notice of Grant under “Vesting Schedule” and “Accelerated Vesting.”

4.Administrator’s Discretion. The Administrator, in its discretion, may accelerate the vesting of some or all of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units shall be considered as having vested as of the date specified by the Administrator.

5.Termination as Service Provider.

a.In the event that Participant ceases to be a Service Provider due to death or Disability, the Restricted Stock Units will immediately vest in full.

b.Notwithstanding any contrary provision of this Agreement, if Participant ceases to be a Service Provider for any reason other than as Set forth in Section 5(a), any unvested Restricted Stock Units shall be forfeited immediately upon termination at no cost to the Company and Participant will have no further rights to Shares or otherwise under this Agreement.

c.For purposes of the Restricted Stock Units, Participant will cease to be a Service Provider as of the date Participant is no longer providing services to the Company as a member of the Arlo Technologies, Inc. Board of Directors (regardless of the reason for such termination and whether or not later to be found invalid or in breach of applicable employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s service agreement, if any); the Administrator shall have the exclusive discretion to determine when Participant is no longer providing services for purposes of the Restricted Stock Unit grant (including whether Participant may still be considered to be providing services while on a leave of absence).

6.Payments after Death. Any distribution or delivery to be made to Participant under this Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7.Tax Withholding.

(a)    Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares. To the extent determined appropriate by the Company in its discretion, it shall have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Participant. If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time of settlement, Participant acknowledges and agrees that the Company may refuse to honor the settlement and refuse to deliver the Shares if such withholding amounts are not delivered at the time of settlement.

Exhibit 10.5
(b) A portion of the Restricted Stock Units automatically and with no exercise of discretion by the Administrator shall fully vest in an amount necessary to satisfy any Tax-Related Items withholding obligation that arises prior to payment of the Shares underlying the Restricted Stock Units . Accordingly, the Company will have the right (but not the obligation) to withhold from Participant those Shares or to sell Shares on Participant’s behalf that vest pursuant to the preceding sentence to satisfy any Tax-Related Items withholding obligation. Further, if Participant is a U.S. taxpayer and a portion of the Shares subject to the Restricted Stock Units will be withheld to satisfy any Tax-Related Items withholding liability prior to payment of Restricted Stock Units with respect to any portion of the Restricted Stock Unit considered deferred compensation subject to Section 409A, then the number of Shares withheld or sold on Participant’s behalf shall not exceed an amount equal in value to the Tax-Related Items withholding liability.

8.Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until such Shares will have been deposited into Participant’s brokerage account with the Company’s designated broker. After such Shares are deposited, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9.No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT (EXCEPT IN THE EVENT OF DEATH OR DISABILITY) THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR AN AFFILIATE OF THE COMPANY) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE BASE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR AN AFFILIATE OF THE COMPANY) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

10.Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of its Stock Plan Administrator at Arlo Technologies, Inc., 2200 Faraday Ave., Suite 150, Carlsbad CA 92008, or at such other address as the Company may hereafter designate in writing.

11.Grant is Not Transferable. This grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

12.Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

13.Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any local, state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of shares to Participant (or his estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

Exhibit 10.5
14.Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

15.Administrator’s Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

16.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

17.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

18.Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

19.Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, including, but not limited to, any other requirements as may be necessary to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

20.Amendment, Suspension or Termination of the Plan. By accepting the Restricted Stock Units, Participant expressly warrants that he or she has received an award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

21.Forfeiture Events. The Restricted Stock Units are subject to the Company’s Clawback Policy, as it may be amended from time to time.

22.Governing Law; Venue. This Agreement shall be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this grant of Restricted Stock Units or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Santa Clara County, California, or the U.S. federal courts for the United States for the Northern District of California, and no other courts, where this grant of Restricted Stock Units is made and/or to be performed.

23.Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other Service Provider.

Exhibit 10.5
24.Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, depending on Participant’s country of residence, Participant may be subject to insider trading restrictions and/or market abuse laws, which affect Participant’s ability to acquire or sell Shares or rights to Shares (e.g., Restricted Stock Units) under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant is responsible for complying with any applicable restrictions and are advised to speak with a personal legal advisor on this matter.